EXHIBIT 3.15

                      ARTICLES OF INCORPORATION
                                 OF
                      SAN JUAN REFINING COMPANY

     The undersigned, acting as incorporator of a corporation under the New Mexico Business Corporation Act, adopts the following
Articles of Incorporation for the corporation:

                            ARTICLE I
                               NAME

     The name of the corporation is SAN JUAN REFINING COMPANY.

                            ARTICLE II
                             PURPOSE

     The purposes for which the corporation is organized are: to own and operate properties and businesses engaged in buying, refining, selling, marketing, distributing and transporting petroleum products and other goods and services and to transact any lawful business for which corporations may be incorporated under the New Mexico Business Corporation Act.

                           ARTICLE III
                             DURATION

     The period of the duration of the corporation shall be perpetual, unless dissolved according to law.

                            ARTICLE IV
                              STOCK

     The aggregate number of authorized shares which the corporation shall have authority to issue is 500,000 shares of common, no par value per share.

                            ARTICLE V
                   REGISTERED OFFICE AND AGENT

     Its initial registered office address is 325 Paseo de Peralta, Santa Fe, New Mexico 87501, and its initial registered agent at that address is Montgomery & Andrews, Professional Association.

                            ARTICLE VI
                    INITIAL BOARD OF DIRECTORS

     The business of the Corporation shall be managed by a Board of Directors consisting of not fewer than one (1) person, the exact number to be determined from time to time by the Board of Directors. The Directors shall have the power to adopt, amend and rescind the ByLaws of the Corporation which shall govern the regulation of the internal affairs of the Corporation.

     The names and street addresses of the members of the initial
Board of Directors of the Corporation, who shall hold office until the initial meeting of the shareholders, and thereafter until their successors are elected and qualified are as follows:

          NAME                     ADDRESS

          James E. Acridge         4939 E. Horseshoe Road
          Chairman of the Board    Paradise Valley, AZ 85253

          Morgan M. Gust           4636 N. Dromedary
                                   Phoenix, AZ 85377

          Fredric L. Holliger      10422 E. Windrose Drive
                                   Scottsdale, AZ 85259

                            ARTICLE VII
             INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The corporation shall indemnify its directors and officers to the fullest extent permitted by New Mexico law.

                            ARTICLE VIII
                LIMITATION OF LIABILITY OF DIRECTORS

     In accordance with N.M.S.A. 1978, S.S. 53-12-2 (E) (Cum. Supp.
1993), a director shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director unless:

     1. The director has breached or failed to perform the duties of the director's office in compliance with subsection
          (B) of Section 53-11-35 N.M.S.A. 1978;

     2.   The breach or failure to perform constitutes:

          a. negligence, willful misconduct or recklessness in the case of a director who has either an ownership interest in the corporation or receives in his capacity as a director or as an employee of the corporation compensation of more than Two Thousand Dollars ($2,000.00) from the corporation in any calendar year; or

          b. willful misconduct or recklessness in the case of a director who does not have an ownership interest in the corporation and does not receive in his capacity as director or as an employee of the corporation compensation of more than Two Thousand Dollars ($2,000.00) from the corporation in any calendar year.

     The foregoing provision shall only eliminate the liability of a director for action taken as a director or any failure to take action as a director at meetings of the board of directors or of a committee of the board of directors, or by virtue of action of the directors without a meeting pursuant to Section 53-11-43 N.M.S.A. 1978, on or after the date when such provision in the Articles of Incorporation becomes effective.

                            ARTICLE IX
                           INCORPORATION

     The name and address of the incorporator is as follows:

          NAME                     ADDRESS

          Gary Kilpatric           325 Paseo de Peralta
                                   Santa Fe, New Mexico 87501

DATED: 9/15/1995


                                   /s/ GARY KILPATRIC
                                   ------------------------------
                                   Gary Kilpatric
                                   325 Paseo de Peralta
                                   Santa Fe, New Mexico 87501
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             AFFIDAVIT OF ACCEPTANCE OF APPOINTMENT
             BY DESIGNATED INITIAL REGISTERED AGENT

TO:  THE STATE CORPORATION COMMISSION
     STATE OF NEW MEXICO


STATE OF NEW MEXICO  )
                     ) ss.
COUNTY OF SANTA FE   )

     On this 15th day of September, 1995, before me, a Notary Public in and for the State and County aforesaid, personally appeared Gary Kilpatric, Vice-President/Treasurer of Montgomery & Andrews, Professional Association, who is known to be the person and who, being by me duly sworn, acknowledged to me that he does hereby acknowledge that corporation's acceptance of the appointment as the initial Registered Agent of the corporation which is named in the foregoing Articles of Incorporation, and which is applying for a Certificate of Incorporation.

                              MONTGOMERY & ANDREWS
                              Professional Association


                              By    /s/ GARY KILPATRIC
                                -------------------------------
                                Gary Kilpatric
                                Its Vice-President/Treasurer

     Acknowledged, subscribed and sworn before me on the day, month and year first set forth above.

                              ---------------------------------
                              Notary Public
My commission expires:
11/22/95
---------------------